UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2015 (March 23, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, Harman International Industries, Incorporated (“Harman”), upon the recommendation of the Nominating and Governance Committee of Harman’s Board of Directors (“Board”), appointed Avi Reichental as a director of Harman, effective April 1, 2015. The Board expanded its size from nine to ten and appointed Mr. Reichental to fill the existing vacancy. Mr. Reichental will serve on the Board until the 2015 Annual Meeting of Stockholders, or until his respective successor is duly elected and qualified. Mr. Reichental has not been named to any committee of the Board at this time.

Mr. Reichental, age 58, is the President and Chief Executive Officer of 3D Systems Corporation, a global provider of 3D printing centric solutions, a position he has held since September 2003. Previously, for more than five years, he served in various executive management positions with Sealed Air Corporation, a global manufacturer of protective, specialty and food packaging materials, most recently serving as Vice President and General Manager of Sealed Air’s Shrink Packaging Division from May 2001 until September 2003 and previously as Vice President Asia-Pacific. Mr. Reichental currently serves as faculty chair of the Digital Fabrication Program at Singularity University, and is a member of the XPRIZE innovation board and the NCOHF board, also known as America’s ToothFairy.

Mr. Reichental is entitled to receive Harman’s standard non-employee director compensation, as described in Harman’s definitive proxy statement, filed with the Securities and Exchange Commission on October 22, 2014, under “The Board, Its Committees and Its Compensation — Director Compensation.” As a new member of the Board, Mr. Reichental will be granted a pro-rata portion of the annual equity grant to directors of restricted stock units (“RSUs”) having a grant date fair market value of $91,356. The RSUs vest on the first anniversary of the date of grant. The foregoing description of the RSUs does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Share Unit Agreement for Non-Officer Directors, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Reichental, on the one hand, and any other person, on the other hand, pursuant to which Mr. Reichental was elected as a director, and Harman believes there are no transactions in which Mr. Reichental has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Reichental meets the independence criteria set forth in Harman’s corporate governance guidelines and applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Harman will enter into an indemnification agreement with Mr. Reichental in the form previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2009.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Share Unit Agreement for Non-Officer Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: March 26, 2015